Exhibit (n)(3)

Consent of Independent Registered Public Accounting Firm

We consent to use in this Registration Statement on Form N-2 of FS Investment Corporation of our reports dated March 2, 2015 and June 23, 2015, relating to our audits of the consolidated financial statements, internal control over financial reporting, and financial statement schedule, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the captions “Senior Securities” and “Independent Registered Public Accounting Firm” in such Prospectus.

/s/ McGladrey LLP

Blue Bell, Pennsylvania

June 23, 2015